Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC (the “Company”), a Delaware limited liability company, acting in its capacity as general partner of TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), does hereby appoint TRACY E. OHMART, his true and lawful attorney and agent to do any and all acts and things, and execute any and all instruments which, with the advice and consent of Counsel, said attorney and agent may deem necessary or advisable to enable the Company and Partnership to comply with the Securities Act of 1934, as amended, and any rules, regulations, and requirements thereof, to sign his name as a director and/or officer of the Company to the Form 10-K Report for the Partnership for the year ended December 31, 2008, and to any instrument or document filed as a part of, or in accordance with, said Form 10-K or amendment thereto; and the undersigned do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents this 23rd day of February, 2009.

/s/ MICHAEL B. BRACY	/s/ MURRAY H. HUTCHISON
Michael B. Bracy	Murray H. Hutchison
Director	Director

/s/ RICHARD S. SNELL	/s/ JERRY E. THOMPSON
Richard S. Snell	Jerry E. Thompson
Director	Director

/s/ DONALD H. DAIGLE	/s/ TRACY E. OHMART
Donald H. Daigle	Tracy E. Ohmart
Director	Acting Chief Financial Officer